CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Spindle, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, the undersigned, certify to the best of our knowledge, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William Clark

     William Clark

     Chief Executive Officer

/s/ John M. Devlin

     John M. Devlin

     Interim Chief Financial Officer

     November 16, 2015